EXHIBIT 10.11(b) The Ryder System, Inc. 1994 Incentive Compensation Plan for Senior Vice President and General Manager of the International Division.

RYDER

                                            SENIOR VICE PRESIDENT AND GENERAL
                                            MANAGER - INTERNATIONAL
INTERNATIONAL DIVISION                      BONUS PLAN SUMMARY
1994 INCENTIVE COMPENSATION PLAN            PAGE 1


    Supersedes 1993 Bonus Plan for Chairman, Automotive Carrier Division,
                             Ryder International


INTRODUCTION

The following material explains the operation and administration of the 1994 Incentive Plan for the Senior Vice President and General Manager - International. The plan is intended to serve as a single, comprehensive source of information that will explain your bonus for achieving various levels of performance. Questions should be addressed to your supervisor.

BONUS OPPORTUNITY

The following table summarizes the maximum bonus opportunity for each participating management level:


                       MAXIMUM BONUS OPPORTUNITY AS A PERCENTAGE OF BASE SALARY

 RSI                 International        International           Individual           Total Bonus
 Performance           Operations          Development            Performance          Opportunity *
                                           Performance
  20%                   20%                  40%                   20%                  100%*

       *  See Special ROE Award section

BONUS PERFORMANCE MEASURES

For 1994, your bonus payout will be based on RSI performance, International Operations, International Development Objectives, and your performance as an individual.

RSI performance is measured based on a combination of RSI Net Earnings After Tax (NAT) Return on Assets (ROA) performance and RSI Net Earnings Before Tax
(NBT) performance for 1994.

International Operations is measured based on a NBT performance of the International Operations for 1994.

International Development Objectives - To be Determined

Individual performance is determined based on a year-end assessment of your performance against objectives that you and your supervisor agreed to at the start of the year. Given their importance, the objectives should be in writing and updated during the year to adjust for priorities that may have changed.

RYDER
                                        SENIOR VICE PRESIDENT AND GENERAL
                                        MANAGER - INTERNATIONAL
INTERNATIONAL DIVISION                  BONUS PLAN SUMMARY
1994 INCENTIVE COMPENSATION PLAN        PAGE  2



DEFINITION OF MEASURES

Performance levels attained in the following areas determine the extent to which participants of this bonus plan are eligible for bonus awards.

         - RSI PERFORMANCE -- RSI performance payout is based on a grid which combines RSI ROA performance and RSI NBT performance.

                 RSI ROA performance for the bonus year is calculated by dividing RSI NAT by RSI average assets.

                 -- RSI NAT is defined as RSI's consolidated Net Earnings After Tax for the bonus year, as certified to the Board of Directors and shareholders of RSI by the Company's independent auditors, including appropriate accruals for all incentive awards estimated to be payable for that bonus year.

                 -- RSI average assets is defined as the average of the four quarters' average assets. A quarter's average assets is defined as the assets, as shown on RSI's balance sheet at the beginning of each quarter plus the total assets as shown on RSI's balance sheet at the end of each quarter, divided by two.

                 RSI NBT performance is defined as RSI's consolidated Net Earnings Before Tax as certified to the Board of Directors and shareholders of RSI by the Company's independent auditors, net of a provision for the total of all incentive awards, for the bonus year.


         - INTERNATIONAL OPERATIONS PERFORMANCE -- based on a grid which contains one performance variable; International Operations NBT for 1994.

         -       INTERNATIONAL DEVELOPMENT OBJECTIVES  -


                 1.       New opportunity evaluation process

                 2.       Germany
                          - Market profile/survey
                          - 2 new markets/locations
                          - 4 new lease sales reps

                 3.       Mexico
                          - Establish operations
                          - 1 consulting account
                          - 1 beachhead account

                 4.       Poland
                          - Establish operations
                          - Increase revenue by 50%

RYDER
                                             SENIOR VICE PRESIDENT AND GENERAL
                                             MANAGER - INTERNATIONAL
INTERNATIONAL DIVISION                       BONUS PLAN SUMMARY
1994 INCENTIVE COMPENSATION PLAN             PAGE  3


         - INDIVIDUAL PERFORMANCE -- Individual performance is defined as each participant's performance against job requirements and objectives (MBOs), as agreed upon between the individual and his/her management, at the beginning of the bonus year. If necessary, goals and objectives may be revised during the bonus year to reflect changing business priorities.

                 Individual performance awards are separate from payments based upon ROA and NBT performance, and may be paid, in part or in whole, based on RSI's performance and/or ability to pay. Such payments are subject to the recommendation of the Administrator of the plan and approval by the Board of Directors of RSI.

NOTE: The effects of any unusual and material accounting transactions may be excluded from bonus calculations with the approval of the Board of Directors of RSI.

RYDER
                                          SENIOR VICE PRESIDENT AND GENERAL
                                          MANAGER - INTERNATIONAL
INTERNATIONAL DIVISION                    BONUS PLAN SUMMARY
1994 INCENTIVE COMPENSATION PLAN          PAGE  4


BONUS CALCULATION

Bonus awards are based on the following grids.

         1)      RSI PERFORMANCE

         RSI performance payout is based on a grid consisting of two performance variables: 1994 Actual RSI NBT and 1994 RSI NAT ROA. The potential bonus payout percent is determined by locating the point on the grid where the variables intersect. Actual performance may fall between the points specifically displayed on the grid, and the grid allows for interpolation between NBT points as shown. No bonus awards will be paid for performance below threshold. The potential bonus payout is expressed as a percentage of Maximum RSI Performance Bonus Opportunity, as shown on page 1.

                    POTENTIAL RSI PERFORMANCE BONUS PAYOUT
         AS A PERCENTAGE OF MAXIMUM RSI PERFORMANCE BONUS OPPORTUNITY

                                                  1994 ACTUAL NBT ($MM)
                 THRESHOLD                                                                     MAXIMUM
                   209.8         218.3       232.0       245.8       251.0        256.0         265.0
ROA (%)                                         % OF COMPANY OPPORTUNITY
less than 2.5        15            30          40          50          60          70            80
2.5 - 3.0            25            40          50          60          75          85            95
greater than 3+      35            50          60          70          80          90           100

                 2)       INTERNATIONAL OPERATIONS PERFORMANCE

                 International Operations performance payout is based on a grid consisting of one performance variable: 1994 International Operations NBT. The potential bonus payout percent is determined by locating the point on the grid under the actual International Operations NBT . Actual performance may fall between the points specifically displayed on the grid, and the grid allows for interpolation between NBT points as shown. No bonus awards will be paid for performance below threshold.
                 The potential bonus payout is expressed as a percentage of Maximum International Operations Performance Bonus Opportunity, as shown on page 1.

          POTENTIAL INTERNATIONAL OPERATIONS  PERFORMANCE BONUS PAYOUT
     AS A PERCENTAGE OF MAXIMUM INTERNATIONAL OPERATIONS PERFORMANCE BONUS
                                  OPPORTUNITY

                                    1994 ACTUAL NBT ($MM)
                                                                              MAX
               1.8            1.9         2.0         2.5         3.0         3.5
                                   % OF COMPANY OPPORTUNITY
                0             30          60          70          80          100

RYDER
                                             SENIOR VICE PRESIDENT AND GENERAL
                                             MANAGER - INTERNATIONAL
INTERNATIONAL DIVISION                       BONUS PLAN SUMMARY
1994 INCENTIVE COMPENSATION PLAN             PAGE  5


         3)      INTERNATIONAL DEVELOPMENT OBJECTIVES

                 1.       New opportunity evaluation process

                 2.       Germany
                          - Market profile/survey
                          - 2 new markets/locations
                          - 4 new lease sales reps

                 3.       Mexico
                          - Establish operations
                          - 1 consulting account
                          - 1 beachhead account

                 4.       Poland
                          - Establish operations
                          - Increase revenue by 50%

         4)      INDIVIDUAL PERFORMANCE

         Individual performance payout is based on a grid consisting of individual performance results versus objectives. The potential bonus payout percent is determined by awarding a percentage within one of the grid ranges. The potential bonus payout is expressed as a percentage of Maximum Individual Performance Bonus Opportunity, as shown on page 1.


                                                POTENTIAL INDIVIDUAL PERFORMANCE BONUS PAYOUT
                                     AS A PERCENTAGE OF MAXIMUM INDIVIDUAL PERFORMANCE BONUS OPPORTUNITY

                                                        FAIR - SOME
                                                         CRITICAL     CONSISTENT WITH      SIGNIFICANTLY
                                                        SHORTFALLS      EXPECTATIONS           ABOVE
                   INDIVIDUAL PERFORMANCE                                                  EXPECTATIONS       EXCEPTIONAL
                   % OF INDIVIDUAL
                   PERFORMANCE OPPORTUNITY                0-29%            30-59%             60-89%            90-100%


               ALL PERFORMANCE GRIDS REPRESENT GUIDELINES ONLY. ACTUAL PAYOUTS MAY BE PRORATED DOWNWARD AT THE COMPANY'S DISCRETION. ADDITIONAL CRITERIA MAY ALSO ADJUST THE PERFORMANCE PORTION DOWNWARD IF SPECIFIC GOALS ARE NOT ACHIEVED. THE GRIDS WILL BE REVISED ANNUALLY TO ENSURE CONSISTENCY WITH COMPANY GOALS AND OBJECTIVES.

RYDER
                                               SENIOR VICE PRESIDENT AND GENERAL
                                               MANAGER - INTERNATIONAL
INTERNATIONAL DIVISION                         BONUS PLAN SUMMARY
1994 INCENTIVE COMPENSATION PLAN               PAGE 6


BONUS CALCULATION EXAMPLE

         Total bonus would be calculated as follows given the following information:

                 Eligible Base Salary                                                $170,000

                 1994 RSI NBT                                                        $251.0MM

                 1994 RSI NAT ROA                                                         2.7%

                 1994 INTERNATIONAL OPERATIONS NBT                                   $  2.0MM

                 1994 INTERNATIONAL DEVELOPMENT OBJ.                                      2.7%

                 Individual Performance                     Significantly Above Expectations

                 1)   RSI Performance
                      20% Maximum RSI Performance Bonus Opportunity
                      70% Potential RSI Performance Bonus Payout (from grid)

                      20% x 75% = 15% of Eligible Base Salary
                      15% x $170,000 =                                                      $      25,500

                 2)   International Operations
                      20% Maximum International Operations Performance Bonus Opportunity
                      60% Potential International Oper. Performance Bonus Payout (from grid)

                      20% x 60% = 12% of Eligible Base Salary
                      12% x $170,000 =                                                      $      20,400

                 3)   International Development Objectives
                      40% Maximum RSI Performance Above Plan Bonus Opportunity
                      25% Potential RSI Performance Above Plan Bonus Payout (from grid)

                      40% x 25% = 10% of Eligible Base Salary
                      10% x $170,000 =                                                      $      17,000

                 4)   Individual Performance
                      20% Maximum Individual Performance Bonus Opportunity
                      75% Potential Individual Performance Bonus Payout (from grid)

                      20% x 75% = 15% of Eligible Base Salary
                      15% x $170,000 =                                                      $      25,500
                                                                                            -------------
             TOTAL BONUS                                                                    $      88,400


RYDER
                                              SENIOR VICE PRESIDENT AND GENERAL
                                              MANAGER - INTERNATIONAL
INTERNATIONAL DIVISION                        BONUS PLAN SUMMARY
1994 INCENTIVE COMPENSATION PLAN              PAGE 7

BASE SALARY CALCULATION

For the purpose of bonus calculations, base salary is defined as the average annual rate of pay for the calendar year, excluding all other compensation paid to the employee during the year, e.g. bonus, employee benefits, moving expenses, and imputed income from company car, insurance, and amounts attributable to any of the Company's stock plans.

Average annual rate of pay for a participant whose base salary changes within the bonus year is calculated as shown below.

         BASE SALARY CALCULATION EXAMPLE

         Average annual rate of pay would be calculated as follows for a participant who begins a bonus year with a base salary of $170,000, then effective June 1 receives an increase to a base salary of $190,000:

         January 1 thru May 31 of Bonus Year:

         31 + 28 + 31 + 30 + 31   =        151=.414 x $170,000/yr. =       $ 70,380
         ----------------------            ---
                 365 days                  365

         June 1 thru December 31 of Bonus Year:

         365 - 151                =        214=.586 x $190,000/yr. =       $111,340
         ---------                         ---
         365 days                          365

         AVERAGE ANNUAL RATE OF PAY FOR BONUS YEAR =                       $181,720

SPECIAL ROE AWARD

One and one-half percent of the RSI NAT amount in excess of that required to reach 17% Return on Equity (ROE) will be credited to deferred compensation for elected Officers of the Company and the Division Presidents and Division General Managers. This amount will be prorated based on each individual participant's earned salary (while in the eligible position) in relation to the sum of the earned salaries of all participants.

RYDER                                                 SENIOR VICE PRESIDENT AND
                                                      GENERAL MANAGER -
                                                      INTERNATIONAL
INTERNATIONAL DIVISION                                BONUS PLAN ADMINISTRATION
1994 INCENTIVE COMPENSATION PLAN                      PAGE 1



ADMINISTRATION

The Chairman, President, and Chief Executive Officer of RSI will administer this Incentive Compensation Plan.

BONUS YEAR

The bonus year is defined as the calendar year in which bonus awards are earned.

REVENUE CRITERIA

The level of an incumbent in a position whose bonus opportunity and bonus base vary depending on annual revenue, will be determined according to actual 1994 revenue. The revenue criteria are outlined and defined in the footnote on the participant's applicable Classification Guide contained in the 1994 Manager's Guide to Salary Administration.

ELIGIBILITY

Employees whose positions are designated on page 1 of the Bonus Plan Summary and who are employed in good standing at the time bonus payments are made are eligible to participate in this plan. Individuals who have agreements which specifically provide for incentive compensation other than that which is provided in this plan or who are participants in any other incentive compensation plan of Ryder System, Inc. (RSI or the Company), its subsidiaries or affiliates are not eligible to participate in this plan.

Employees who are newly hired, promoted or transferred into or out of eligible positions and those who move from one eligibility level to another will receive pro rata bonus awards based on the average annual rate of pay in eligible positions, provided they are employed in good standing at the time bonus awards are distributed.

In addition, participants who leave the Company during the bonus year under any of the following conditions may be eligible for pro rata bonus awards:

         - retirement under the provisions of one of the Company's retirement plans or the Social Security Act, or

         -       disability.

Note: The spouse or legal representative of a deceased participant may be eligible for pro rata bonus awards as well.

BONUS ELIGIBILITY ON CHANGE OF CONTROL

Notwithstanding anything in this plan to the contrary, in the event of a Change of Control of RSI (as defined and adopted by the Board of Directors on August 20, 1993), the funds necessary to pay incentive awards will be placed in a trust administered by an outside financial institution.

The amount of each participant's incentive award will be determined in accordance with the provisions of the plan by a "Big 6" accounting firm chosen by RSI. Participants will receive bonus awards for actual time employed during the bonus year based upon: a) the greater of actual company performance or 80% of maximum company performance opportunity plus b) the greater of actual individual performance or 80% of maximum individual performance opportunity.

However, if RSI fails to verify incentive awards through a "Big 6" accounting firm, participants will receive 100% of their maximum company and individual performance opportunities based on actual time worked during the bonus year. RSI will be responsible for all legal fees and expenses which participants may reasonably incur in enforcing their rights under the plan in the event of a Change of Control of RSI.

Should a Change of Control occur during 1994, participants will receive instructions regarding the collection of incentive awards.

RYDER                                          SENIOR VICE PRESIDENT AND
                                               GENERAL MANAGER -
                                               INTERNATIONAL
INTERNATIONAL DIVISION                         BONUS PLAN ADMINISTRATION
1994 INCENTIVE COMPENSATION PLAN               PAGE  2



BONUS ELIGIBILITY ON TERMINATION

Participants leaving the Company under any conditions other than those outlined in the Eligibility or Change of Control sections of this plan are not eligible for bonus awards for the bonus year in which they leave, nor are they eligible for awards for the preceding bonus year, if such awards have not yet been distributed.

BONUS PAYMENT

Shortly after the end of the calendar year and after considering the recommendations of the Administrator of the plan, the Compensation Committee of the Board of Directors or the full Board of Directors of RSI will, in its sole discretion, determine the participants, if any, who will receive bonus awards and the amounts of such awards. Bonus award payments will be distributed to eligible participants following such Board or Committee approval and subsequent to certification of consolidated financial statements by an independent auditor.

BONUS FUNDING

A maximum of 2.5% of consolidated RSI NBT and 10% of Vehicle Leasing & Services Division (VLSD) NBT may be accrued by RSI and VLSD, respectively, throughout the bonus year to fund all awards under this bonus plan, the RSI/VLSD Headquarters Executive Management Incentive Compensation Plan, all VLSD field bonus plans, the RSI SEVP Incentive Compensation Plan, the Ryder International Incentive Compensation Plan, and the Ryder Services Corporation Incentive Compensation Plan as well as any incentive or bonus payments resulting from employment commitments or agreements. Accruals for the Chairman, President and Chief Executive Officer of RSI, the ACD President, the President Commercial Leasing & Services, the President Ryder Dedicated Logistics, the President Consumer Rental, and all discretionary awards are excluded from this funding limitation.

Bonus payout maximums are limited by the lower of the total earned opportunity provided under the plan, the amount of the accrual, or the funding limitation. Should the funding limitation or accrual not provide for bonus allotments under the plan, proration will be effected at the discretion of the Chairman, President and Chief Executive Officer of RSI. Unused monies from the fund may not be carried forward for subsequent bonus years.

DISCRETIONARY AWARDS

With the approval of the Chairman, President and Chief Executive Officer of RSI, and the Board of Directors, has the authority to grant discretionary bonus awards for exemplary performance to non-participants or to enhance the awards of participants. Discretionary awards are not subject to the funding limitations of this plan.

While it is common to grant discretionary awards at the same time as regular awards, it may be appropriate, on occasion, to recognize an employee off-cycle due to extremely unusual performance. Off-cycle discretionary awards for officers must be approved by the Chairman, President and Chief Executive Officer of RSI. Off-cycle discretionary awards for non-officers may be granted with the approval of the Chairman, President and Cheif Executive Officer of RSI.

The total of all discretionary awards for employees under this plan, the RSI/VLSD Headquarters Executive Management Incentive Compensation Plan, all VLSD field bonus plans, the RSI SEVP Incentive Compensation Plan, the Ryder International Incentive Compensation Plan, the Division Presidents' Incentive Compensation Plan and the Ryder Services Corporation Incentive Compensation Plan, including those granted off-cycle, may not exceed $430,000 per year.

AMENDMENTS

The Board of Directors of RSI reviews RSI's, its subsidiaries' and affiliates' incentive compensation plans annually to ensure equitability both within the Company, and in relation to current economic conditions. THE BOARD OF DIRECTORS RESERVES THE RIGHT TO AMEND, SUSPEND, TERMINATE OR MAKE EXCEPTIONS TO THIS PLAN AT ANY TIME.